[HALL&COMPANY Letterhead]

March 10, 2006

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

Commissioners:

We have read the statements made by Electric Aquagenics Unlimited, Inc., which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of the Form 8-K of Electric Aquagenics Unlimited, Inc. dated March 9, 2006. We agree with the statements concerning our Firm in such Form 8-K.

Sincerely,

 /s/ Hall & Company

Hall & Company